Exhibit 5

        Mudge Rose Guthrie Alexander & Ferdon
                  180 Maiden Lane
              New York, New York 10038

                                        April 20, 1994


Stone & Webster, Incorporated
250 West 34th Street
New York, New York 10119

Dear Sirs:

     We have acted as counsel to Stone & Webster, Incorporated, a Delaware corporation (the
"Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration
Statement") relating to the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,725 shares (the "Shares") of outstanding Common Stock, $1 par value, of the Corporation. The shares are proposed for sale to the public by a certain stockholder of the Corporation named in the Registration Statement.

     As counsel to the Corporation in connection with this matter, we have examined the Registration
Statement and such corporate records and other documents and instruments and have made such investigations of law, as we have deemed necessary or appropriate for the purpose of rendering the opinion hereinbelow set forth.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly issued and are fully paid and nonassessable. The foregoing opinion assumes that the certificates in respect of the Shares issued by the Corporation's transfer agent have in each case been issued in accordance with the appropriate resolutions, documents or instruments pursuant to which such issuance was authorized and in accordance with the instructions furnished to said transfer agent by the Corporation with respect thereto.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                 Very truly yours,

                 /s/  Mudge Rose Guthrie Alexander & Ferdon